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                                                       EXHIBIT 10.21

Dear Jenny:

This will amend the commitment I made to you in October, 1995.

In the event your employment with the Company is terminated at any time for any reason other than "Cause", you will receive your base salary for a period of eighteen months as severance. In addition, in the event your employment is terminated for any reason other than "Cause" prior to October 29, 1999, the common stock you purchased and the stock options you received from the Company on July 31, 1995 with a Vesting Reference Date of October 28, 1994 will, upon such event, become fully vested. The Company will have "Cause" to terminate your employment in the event you (1) engage in acts or omissions with respect to the Company which constitute intentional misconduct which adversely affects the Company or a knowing violation of law, (2) personally receive a benefit in money, property or services from another person dealing with the Company in violation of applicable law or (3) commit an act of fraud, conversion, misappropriation, embezzlement or felony.

Sincerely,

/s/ Robert G. Burton
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May 27, 1998